Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated February 22, 2017 relating to the financial statements of Barclays PLC, which appears in the combined Annual Report on Form 20-F for Barclays PLC and Barclays Bank PLC for the year ended December 31, 2017.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
London, United Kingdom
February 22, 2018